                                   FORM 10-K

                    AMERICAN BILTRITE INC. AND SUBSIDIARIES
                               December 31, 1995



        EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                           Year Ended December 31
                                        1995          1994         1993
                                        ----          ----         ----

                         (Amounts in thousands, except per share data)
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


Primary:

Average shares outstanding             3,619         3,560        3,617

Net effect of dilutive stock
 options-based on the treasury
 stock method using average
 market price                            172           209          122
                                       -----         -----        -----

              Totals                   3,791         3,769        3,739
                                       =====         =====        =====

Net income                           $ 6,105      $ 12,261      $ 5,371
                                      ======       =======       ======

Per share amount                     $  1.61      $   3.25      $  1.44
                                      ======       =======       ======

Fully diluted:

Average shares outstanding             3,619         3,560        3,617

Net effect of dilutive stock
 options-based on the treasury
 stock method using period-end
 market price, if greater than
 average market price                    176           219          187
                                       -----         -----        -----

              Totals                   3,795         3,779        3,804
                                       =====         =====        =====

Net income                           $ 6,105      $ 12,261      $ 5,371
                                      ======       =======       ======

Per share amount                     $  1.61      $   3.24      $  1.41
                                      ======       =======       ======
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